UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
February 2, 2009
Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 Pinelawn Road
Melville, NY 11747
(Address of principal executive offices)
(631) 962-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
     On February 4, 2009, Roche, the international collaborator of OSI Pharmaceuticals, Inc. (“OSI”) for the distribution and sale of its oncology drug, Tarceva® (erlotinib), announced that the net international sales of Tarceva for the quarter and year ended December 31, 2008 were approximately 194 million Swiss francs and 720 million Swiss francs, respectively (or approximately $167 million and $665 million, respectively, on a U.S. dollar equivalent basis).
     On February 2, 2009, OSI announced that Genentech, Inc., OSI’s collaborator for the distribution and sale of Tarceva in the United States, informed OSI that a Genentech-conducted Phase III study, ATLAS, was stopped early on the recommendation of an independent data safety monitoring board. A pre-planned interim analysis showed that combining Tarceva and Avastin® (bevacizumab) significantly extended the time that patients with locally advanced, recurrent or metastatic non-small cell lung cancer lived without their disease advancing, compared with Avastin plus placebo. A copy of OSI’s press release, dated February 2, 2009, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 2, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2009	OSI PHARMACEUTICALS, INC.
	By:	/s/ Barbara A. Wood
Barbara A. Wood
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 2, 2009.